Exhibit 3.3
July 5, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re: ATS Automation Tooling Systems Inc. (the “Company”)
Dear Sirs/Mesdames:
We hereby consent to all references to this firm in the registration statement on Form F-7 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”.
Yours very truly,